                                                                   EXHIBIT 10.13


                      MANAGEMENT STOCKHOLDER'S AGREEMENT

            This Management Stockholder's Agreement (this "Agreement") is entered into as of May 19, 1997 between Amphenol Corporation, a Delaware Corporation (the "Company"), and Martin Loeffler (the "Management
Stockholder") (the Company and the Management Stockholder being hereinafter collectively referred to as the "Parties").

            On January 23, 1997, NXS Acquisition Corp., a Delaware corporation ("Newco"), and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Newco is to be merged with and into the Company (the "Merger"). Pursuant to the Merger, stockholders of the Company may elect to receive $26.00 per share in cash or to retain the Company's Class A Common Stock, par value $.001 per share (the "Common Stock"), in each case, subject to the effects of proration. In connection with the Merger, certain key employees of the Company have agreed in principle to retain a specified number of shares of Common Stock (such specified number of shares, the "Targeted Retained Number").

            This Agreement is one of several other agreements ("Other Management Stockholders' Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries
(collectively, the "Other Management Stockholders").

            The Company and the Management Stockholder have agreed in principle that (i) if, after giving effect to proration, the actual number of shares of Common Stock retained by such Management Stockholder (the "Actual Retained Number") is higher than the Targeted Retained Number, then such Management Stockholder will be permitted to sell a number of shares equal to such difference, and (ii) if, after giving effect to proration, the Actual Retained Number is less than the Targeted Retained Number, such Management Stockholder will purchase a number of shares equal to such difference. The shares of Common Stock retained by the Management Stockholder after giving effect to any sale contemplated by the preceding clause (i) shall be referred to herein as "Retained Stock." The shares of Common Stock purchased by the Management Stockholder contemplated by the preceding clause (ii), if any, shall be referred to herein as "Purchase Stock." Schedule I hereto sets forth, for the Management Stockholder named above, the Targeted Retained Number, the Actual Retained Number, the number of shares of Retained Stock, the number of shares of Purchase Stock and, if the number of shares of Purchase Stock is greater than zero, whether such shares are to be sold to the Management Stockholder by the Company (any such shares referred to herein as "Issued Stock") or purchased by the Management Stockholder on the New York Stock Exchange (any such shares referred to herein as "Market Stock"). After giving effect to the foregoing, the Management Stockholder shall own, in the aggregate, a total number of shares of Common Stock equal to at least the Targeted Retained Number. In addition, the Company will grant to the Management Stockholder at or as soon as practicable after the effective time of the Merger an option or options to purchase Common Stock ("Options") at an exercise price of $26.00 per share of Common Stock pursuant to the terms of the 1997

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                                                                              2


Option Plan for Key Employees of Amphenol Corporation and Subsidiaries (the "Option Plan") and the "Non-Qualified Stock Option Agreement" attached hereto as Exhibit A.

            NOW THEREFORE, to implement the foregoing and in consideration of the grant of Options and of the mutual agreements contained herein, the Parties agree as follows:

            1. Common Stock; Issuance of Options.

            (a) If the Actual Retained Number set forth on Schedule I hereto is greater than the Targeted Retained Number, then the Management Stockholder shall, after the Stockholders Meeting (as defined in the Merger Agreement), be permitted to sell a number of shares equal to the difference. Subject to the terms and conditions hereinafter set forth, if the number of shares of Issued Stock set forth on Schedule I hereto is greater than zero, then the Management Stockholder hereby subscribes for and shall purchase, and the Company shall sell to the Management Stockholder, such number of shares of Issued Stock at a purchase price per share of $26.00 (for purposes hereof, such price shall be referred to as the "Base Price") on the date of the Effective Time of the Merger
      (as defined in the Merger Agreement) (the "Base Date") or, if not on the Base Date, on such later date after the Effective Time of the Merger as may be determined by the Company in consultation with the Management Stockholder (the "Deferred Sale Date"). The Company shall have no obligation to sell any Issued Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Issued Stock to him or her would constitute a violation of the securities or "blue sky" laws of such jurisdiction or (ii) is not an employee of the Company or any of its subsidiaries on the date hereof.
      If the number of shares of Market Stock set forth on Schedule I hereto is greater than zero, then the Management Stockholder shall promptly after the date of the Stockholders Meeting purchase such number of shares of Market Stock on The New York Stock Exchange.

            (b) The aggregate price for the Issued Stock shall be the amount set forth in Schedule I hereto (such amount hereinafter sometimes referred to as the "Aggregate Purchase Price"). The Aggregate Purchase Price shall be paid in the following manner: the Management Stockholder shall deliver to the Company at least three business days prior to the Base Date (or the Deferred Sale Date, if applicable) cash or a certified bank check or checks payable to the order of the Company in the amount of the Aggregate Purchase Price. On the Base Date (or the Deferred Sale Date, if applicable), in consideration of receipt of the Aggregate Purchase Price, the Company will deliver to the Management Stockholder a certificate, registered in the Management Stockholder's name, for the Issued Stock, which shall be subject to the terms and conditions hereinafter set forth.

            (c) Subject to the terms and conditions hereinafter set forth and upon and as of May 19, 1997 (the "Option Grant Date"), the Company shall issue to the Management Stockholder the Options and the Parties shall execute and deliver to each other copies of the Non-Qualified Stock Option Agreement concurrently with the issuance of the Options.

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                                                                              3


            2. Management Stockholder's Representations, Warranties and
               Agreements.

            (a) The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such act being referred to herein as a "transfer") any shares of the Purchase Stock, Retained Stock and, at the time of exercise, the Common Stock issuable upon exercise of the Options (the "Option Stock" and collectively with Retained Stock and Purchase Stock, the "Stock") unless such transfer complies with Section 3 of this Agreement. If the Management Stockholder is an "affiliate" (as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted by the Board of Directors of the Company) of the Company (an "Affiliate"), the Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless (i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Act"), and in compliance with applicable provisions of state securities laws or (ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction. Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 4, 5 or 6 hereof, (y) a transfer upon the death of the Management Stockholder to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Management Stockholder's Estate") or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Base Date in compliance with the federal securities laws to a trust or custodianship the beneficiaries of which may include only the Management Stockholder, his spouse or his lineal descendants (a "Management Stockholder's Trust") or a transfer made after the third anniversary of the Base Date to such a trust by a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

            (b) The certificate (or certificates) representing the Stock shall bear the following legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR

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                                                                             4


            OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER'S AGREEMENT DATED AS OF MAY 19, 1997 BETWEEN AMPHENOL CORPORATION ("THE COMPANY") AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY)."

            (c) The Management Stockholder acknowledges that he has been advised that (i) the Issued Stock, if any, has been registered on Form S-8 under the Act, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company's transfer agent with respect to the Stock. If the Management Stockholder is an Affiliate, the Management Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available,
(2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

            (d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission (the "SEC").

            (e) The Management Stockholder agrees that, if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued under an employee plan), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

            (f) The Management Stockholder represents and warrants that (i) with respect to Issued Stock, if any, he has received and reviewed the document(s) comprising the Prospectus (the "Prospectus") relating to Issued Stock, if any, and the documents referred to therein, certain of which documents set forth the rights, preferences and restrictions relating to

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                                                                           5


the Stock and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Issued Stock, if any, and to verify the information contained in the Prospectus and the information received as indicated in this Section 2(f)(ii), and he has relied solely on such information.

            (g) The Management Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Issued Stock, if any, for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her investment in the Issued Stock, if any, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Issued Stock, if any, including those set forth in the Prospectus referred to above, and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Issued Stock, if any, as contemplated by this Agreement.

            3. Restriction on Transfer.

            Except for transfers permitted by clauses (x), (y) and (z) of
Section 2(a) or a sale of shares of Stock pursuant to an effective registration statement under the Act filed by the Company or pursuant to the Sale Participation Agreement (as defined below), the Management Stockholder agrees that he will not transfer any shares of the Stock at any time prior to the fifth anniversary of the Base Date. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

            4. Right of First Refusal.

            If on the fifth anniversary of the Base Date the Common Stock is not admitted to trading on any national securities exchange or the NASDAQ Stock Market, and, at any time after the fifth anniversary of the Base Date and prior to a Public Offering (as hereinafter defined), the Management Stockholder receives a bona fide offer to purchase any or all of his shares of Stock (the "Offer") from a third party (the "Offeror") which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer. The Management Stockholder's notice shall contain an irrevocable offer to sell such shares of Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by the Company of the Management Stockholder's notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company's Board of Directors, by delivering a certified bank

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                                                                              6


check or checks in the appropriate amount (and any such non-cash consideration to be paid) to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder. If at the end of such 30 day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may during the succeeding 30 day period sell not less than all of the shares of Stock covered by the Offer to the Offeror at a price and on terms no less favorable to the Management Stockholder than those contained in the Offer. Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 30 days following the expiration of the 30 day period for the Company to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

            5. Management Stockholder's Resale of Stock and Options to the
               Company Upon The Management Stockholder's Death or Disability or in Case of Certain Terminations of Employment.

            (a) Except as otherwise provided herein, if, prior to the fifth anniversary of the Base Date, (i) the Management Stockholder is still in the employ of the Company or any subsidiary of the Company, or has retired from the Company and its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the Base Date, and (ii) the Management Stockholder either dies or becomes permanently disabled then the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, shall have the right, for six months following the date of death or permanent disability, (A) to sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the shares of Stock then held by the Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, as the case may be, at the Section 5(a) Repurchase Price, as determined in accordance with Section 7, and (B) to require the Company to pay to the Management Stockholder or the Management Stockholder's Estate or the Management Stockholder's Trust, as the case may be, an additional amount equal to the Option Excess Price determined on the basis of a Section 5(a) Repurchase Price as provided in Section 8 with respect to the termination of outstanding Options held by the Management Stockholder.

            (b) Except as otherwise provided herein, if the Management Stockholder's employment with the Company is terminated by the Company without Cause (as hereinafter defined) or by the Management Stockholder for Good Reason (as hereinafter defined) and, at such time, the Common Stock is not admitted to trading on any national securities exchange or the NASDAQ Stock Market, then the Management Stockholder (or in the event of the Management Stockholder's death, the Management Stockholder's Estate) or a Management Stockholder's Trust, as the case may be, shall have the right, for 30 days following the date of termination, to sell to the Company, and the Company shall be required to purchase, on

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                                                                              7


one occasion, all or any portion of the Retained Stock and any Issued Stock (other than any shares acquired upon the exercise of Options) or Market Stock (collectively, the "Initial Stock") at the Section 5(b) Repurchase Price, as determined in accordance with Section 7, provided, that such right shall apply only to the actual shares of Common Stock constituting the Initial Stock pursuant to this Agreement, and shall not include any other shares of Common Stock, however acquired. If the Management Stockholder or the Management Stockholder's Trust, as the case may be, exercises the put rights granted under this Section 5(b), then (i) the Options (whether or not then exercisable) held by the Management Stockholder or the Management Stockholder's Trust, as the case may be, will terminate immediately without payment therefor, (ii) any Option Stock acquired prior to the date of the termination of employment may be retained and (iii) the exercise of any Options after the date of the termination of employment and prior to the exercise of the put rights pursuant to this Section 5(b) shall be deemed to be rescinded, and any Option Stock so acquired shall be delivered to the Company in return for the applicable exercise price paid therefor.

            (c) The Management Stockholder, the Management Stockholder's Estate and/or the Management Stockholder's Trust, as the case may be, shall send written notice to the Company of its intention to sell shares of Stock in exchange for the payment referred in Sections 5(a) and 5(b) above and to terminate such Options (either (i) in the case of Section 5(a), in exchange for the payment referred to in Section 5(a) or (ii) in the case of Section 5(b), without payment therefor) (the "Redemption Notice"). The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The applicable Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust, as the case may be, against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust, or his, her or its duly authorized representative. For purposes of this Agreement, the Management Stockholder shall be deemed to have a "permanent disability" if the Management Stockholder is unable to engage in the activities required by the Management Stockholder's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

            (d) Notwithstanding anything in Section 5(a) or Section 5(b) to the contrary and subject to Section 11, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) or Section 5(b) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under the Delaware General Corporation Law (the "DGCL") or would otherwise violate the DGCL (or if the Company

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                                                                              8


reincorporates in another state, the business corporation law of such state) (each such occurrence being an "Event"), the Company shall not be obligated to repurchase any of the Stock or the Options from the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the "Repurchase Eligibility Date"); provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(d) shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 5(a), the number of Exercisable Option Shares (as defined in Section 8) for purposes of calculating the Option Excess Price payable under this Section 5(d) shall be the number of Exercisable Option Shares, held by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, at the time of delivery of a Redemption Notice in accordance with Section 5(c) hereof; provided, further, that the Repurchase Calculation Date shall be determined in accordance with Section 7 as of the Repurchase Eligibility Date (unless, in a repurchase pursuant to Section 5(a), the Section 5(a) Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred in which case, solely for purposes of this proviso, the Repurchase Calculation Date shall be determined as if no Event had occurred). All Options exercisable as of the date of a Redemption Notice, in the case of a repurchase pursuant to Section 5(a), shall continue to be exercisable until the repurchase pursuant to such Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

            (e) Notwithstanding any other provision of this Section 5 to the contrary and subject to Section 11, the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, shall have the right to withdraw any Redemption Notice which has been pending for 60 or more days and which has remained unsatisfied because of the provisions of Section 5(d).

            6. The Company's Option to Repurchase Stock and
Options of
               Management Stockholder.

            (a) If, on or prior to the fifth anniversary of the Base Date,
(i) the Management Stockholder's active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Company with Cause or by the Management Stockholder without Good Reason, (ii) the beneficiaries of a Management Stockholder's Trust shall include any person or entity other than the Management Stockholder, his spouse or his lineal descendants, or
(iii) the Management Stockholder shall effect a transfer of any of the Stock other than as permitted in this Agreement (each, a "Section 6(a) Call Event"), then the Company shall have the right to purchase all, but not less than all, of the shares of the Stock then held by the Management Stockholder or a Management Stockholder's Trust at the Section 6(a) Repurchase Price determined in accordance with Section 7 hereof. If any Section 6(a) Call Event has occurred, then, whether or not the Company exercises the call rights granted under this Section 6(a), the Options (whether or not then exercisable) held by the Management Stockholder or the Management Stockholder's Trust, as the case may be, will terminate immediately without payment therefor.

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                                                                              9


            (b) If, on or prior to the fifth anniversary of the Base Date, the Management Stockholder's employment is terminated as a result of the death or permanent disability of the Management Stockholder or if the Management Stockholder dies or becomes permanently disabled after the retirement of the Management Stockholder from the Company or any of its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the Base Date, (each a "Section 6(b) Call Event"), then the Company shall have the right to purchase all, but not less than all, of the shares of Stock then held by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust at the Section 5(a) Repurchase Price.

            (c) If, on or prior to the fifth anniversary of the Base Date, the Management Stockholder's employment is terminated as a result of a termination by the Management Stockholder with Good Reason or upon the retirement of the Management Stockholder from the Company or any of its subsidiaries at age 65 or over (or such other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or any subsidiary for at least three years after the Base Date, or by the Company without Cause (each a "Section 6(c) Call Event" and together with
Section 6(a) Call Events and Section 6(b) Call Events, "Call Events"), then the Company shall have the right to purchase all, but not less than all, of the shares of Stock then held by the Management Stockholder or a Management Stockholder's Trust at the Section 6(c) Repurchase Price.

            (d) The Company shall have a period of 75 days from the date of a Call Event in which to give notice in writing to the Management Stockholder of the exercise of such election ("Call Notice"). In the event that the Company exercises its right to repurchase shares of Stock pursuant to Section 6(b) or Section 6(c), the Company shall also pay the Management Stockholder an amount equal to the Option Excess Price determined on the basis of the
Section 5(a) Repurchase Price or Section 6(c) Repurchase Price, respectively, as provided in Section 8, with respect to the termination of outstanding Options held by the Management Stockholder.

            (e) The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of notice of the exercise of the option to purchase. The applicable Repurchase Price and any payment with respect to the Options as described in Sections 6(d) above shall be paid by delivery to the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholders Trust or his, her or its authorized representative.

            (f) Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11, if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(d) hereof) from the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6(f) shall be that number of shares of Stock and (ii) in the case of a repurchase pursuant to Section 6(b) or Section 6(c), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6(f) shall be the number of Exercisable Option Shares held by the Management Stockholder, the Management Stockholder's Estate or a Management Stockholder's Trust, as the case may be, at the time of delivery of a Call Notice in accordance with Section 6(d) hereof; and provided, further, that the Repurchase Calculation Date shall be determined in accordance with Section 7 based on the Repurchase Eligibility Date (unless (x) in the case of a Section 6(b) Call Event or a Section 6(c) Call Event, the applicable Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case the Repurchase Calculation Date shall be determined as if no Event had occurred, and (y) in the case of a Section 6(a) Call Event, the applicable Repurchase Price would be less if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case the Repurchase Calculation Date shall be determined as if no Event had occurred). All Options exercisable as of the date of a Call Notice, in the case of a repurchase pursuant to Section 6(b) or Section 6(c), shall continue to be exercisable until the repurchase pursuant to such Call Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.

            7. Determination of Repurchase Price.

            (a) The Section 5(a) Repurchase Price, Section 5(b) Repurchase Price, Section 6(a) Repurchase Price and the Section 6(c) Repurchase Price are hereinafter collectively referred to as the "Repurchase Price." The Repurchase Price shall be calculated on the basis of the unaudited financial statements of the Company or the Market Price Per Share (as defined in Section 7(j)) as of the last day of the month preceding the later of (i) the month in which the event giving rise to the repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs (hereinafter called the "Repurchase Calculation Date"). The event giving rise to the repurchase shall be the death, permanent disability, retirement or termination of employment, as the case may be, of the Management Stockholder, not the giving of any notice required pursuant to Section 5 or 6.

            (b) The Section 5(a) Repurchase Price shall be a per share Repurchase Price equal to the Base Price, provided that if the Book Value Per Share (as defined in Section 7(h)) (or, after a Public Offering, the Market Price Per Share) as of the Repurchase Calculation Date is greater than the Base Price, then the Section 5(a) Repurchase Price shall be equal to the Base Price plus the amount by which the Book Value Per Share (or, after a Public Offering, the Market Price Per Share) as of the Repurchase Calculation Date exceeds the Base Price.

            (c) The Section 5(b) Repurchase Price shall be a per share Repurchase Price equal to the Base Price, provided that if the Book Value Per Share as of the Repurchase Calculation Date is less than the Base Price, then the Section 5(b) Repurchase Price shall be equal to the Base Price less the amount by which the Base Price exceeds the Book Value Per Share as of the Repurchase Calculation Date (but shall not be less than zero).

            (d) The Section 6(a) Repurchase Price shall be a per share Repurchase Price equal to the least of (i) after a Public Offering, the Market Price Per Share, (ii) if the Book Value Per Share as of the Repurchase Calculation Date is less than the Base Price, the Base Price less the amount by which the Base Price exceeds Book Value Per Share as of the Repurchase Calculation Date (but shall not be less than zero), and (iii) if the Book Value Per Share as of the Repurchase Calculation Date exceeds the Base Price, the Base Price plus (x) the Percentage (as defined below) multiplied by (y) the amount by which the Book Value Per Share as of the Repurchase Calculation Date exceeds the Base Price.

            (e) The Section 6(c) Repurchase Price shall be a per share Repurchase Price equal to the Base Price, provided (x) if the Book Value Per Share (or, after a Public Offering, the Market Price Per Share) as of the Repurchase Calculation Date is less than the Base Price, then the Section 6(c) Repurchase Price shall equal the Base Price less the amount by which the Base Price exceeds Book Value Per Share (or, after a Public Offering, the Market Price Per Share) as of the Repurchase Calculation Date, and (y) if the Book Value Per Share (or, after a Public Offering, the Market Price Per Share) as of the Repurchase Calculation Date is greater than the Base Price, then the Section 6(c) Repurchase Price shall equal the Base Price plus the amount by which the Book Value Per Share (or, after a Public Offering, the Market Price Per Share) as of the Repurchase Calculation Date exceeds the Base Price, as the case may be.

            (f) For purposes of this Agreement the following definitions shall apply: "Cause" shall mean (i) the Management Stockholder's willful and continued failure to perform Management Stockholder's duties with respect to the Company or its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to Management Stockholder by the Company or (ii) misconduct by Management Stockholder involving (x) dishonesty or breach of trust in connection with Management Stockholder's employment or (y) conduct which would be a reasonable basis for an indictment of Management Stockholder for a felony or for a misdemeanor involving moral turpitude or (z) which results in a demonstrable injury to the Company; and "Good Reason" shall mean (i) a reduction in Management Stockholder's base salary (other than a broad based salary reduction program affecting many members of management), (ii) a substantial reduction in Management Stockholder's duties and responsibilities other than as approved by the Chief Executive Officer of the Company as of the date of this Agreement, (iii) the elimination or reduction of the Management Stockholder's eligibility to participate in the Company's benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, or (iv) a transfer of the Management Stockholder's primary workplace by more than fifty (50) miles from the workplace as of the date hereof.

            (g) For purposes of this Agreement, the "Percentage" shall be determined as follows:

Repurchase Calculation Date                                   Percentage
---------------------------                                   ----------

Base Date through and including the first anniversary of the      0%
   Base Date

After the first anniversary of the Base Date through and         20%
   including the second anniversary of the Base Date

After the second anniversary of the Base Date through and        40%
   including the third anniversary of the Base Date

After the third anniversary of the Base Date through and         60%
   including the fourth anniversary of the Base Date

After the fourth anniversary of the Base Date through and        80%
   including the fifth anniversary of the Base Date

After the fifth anniversary of the Base Date                     100%

            (h) As used herein, "Book Value Per Share" shall be the quotient of (a) (i) $455,440,830 plus (ii) the aggregate net income of the Company from and after the date of the Effective Time of the Merger (as decreased by any net losses from and after the date of the Effective Time of the Merger) excluding any one time costs and expenses charged to income associated with the Merger and any related transactions plus (iii) the aggregate dollar amount contributed to (or credited to common stockholders' equity of) the Company after the date of the Effective Time of the Merger as equity of the Company (including consideration to be received upon exercise of the Options and other stock equivalents) plus (iv) to the extent reflected as deductions to Book Value Per Share in clause (ii) above, or minus, to the extent reflected as additions to Book Value Per Share in clause (ii) above, unusual or other items recognized by the Company (including, without limitation, one time or accelerated write-offs of good will), in each case, if and to the extent determined in the sole discretion of the Board of Directors of the Company, minus, (v) the aggregate dollar amount of any dividends paid by the Company after the date of the Effective Time of the Merger, divided by (b) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into shares of Common Stock. The items referred to in the calculations set forth in clauses (a)(ii), (a)(iii),
(a)(iv) and (a)(v) of the immediately preceding sentence shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods as reflected in the consolidated financial statements of the Company.

            (i) As used herein the term "Public Offering" shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-8 or any other similar form) which results in an active trading market in 35% or more of the Common Stock. A "Qualified Public Offering" shall mean a Public Offering pursuant to an effective registration statement relating to the sale of shares of the Common Stock held by KKR 1996 Fund L.P., a Delaware limited partnership (the "Partnership") or NXS Associates, L.P., a Delaware limited partnership, or their respective affiliates; provided, however, that a "Qualified Public Offering" shall be deemed to have occurred if there has been any Public Offering and there exists an active trading market in 40% or more of the Common Stock.

            (j) As used herein, the term "Market Price Per Share" shall mean the price per share equal to the average of the last sale price of the Common Stock on the Repurchase Calculation Date on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges on the Repurchase Calculation Date, the average of the closing bid and asked prices on each such exchange at the end of the Repurchase Calculation Date or if there is no such bid and asked price on the Repurchase Calculation Date on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by NASDAQ at the end of the Repurchase Calculation Date in the over-the-counter market. If the Common Stock is not so listed or reported by NASDAQ, then the Market Price Per Share shall be the Book Value Per Share.

            (k) In determining the Repurchase Price, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Common Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of this Section 7.

            8. Stock Issued to Management Stockholder Upon Exercise of Stock
               Options; Termination of Options.

            (a) The Company may from time to time grant to the Management Stockholder, in addition to the Options, options under the Option Plan to purchase shares of Common Stock at the Base Price or at a different option exercise price. The term "Issued Stock" as used in this Agreement shall include all shares of Common Stock of the Company purchased by the Management Stockholder pursuant to this Agreement and issued to the Management Stockholder by the Company upon exercise of the Options and of any other stock options held by the Management Stockholder.

            (b) In the case of an exercise of the put or call rights described above in Sections 5(b) or 6(a), respectively, all outstanding Options of the Management Stockholder (whether or not then exercisable) will be automatically terminated without payment therefor. In the case of an exercise of the put rights described above in Section 5(a) or of the call rights described above in Sections 6(b) or 6(c), all outstanding Options granted to the Management Stockholder under the Option Plan or otherwise, whether or not then exercisable, will be automatically terminated upon the payment by the Company to the Management Stockholder, pursuant to the provisions of Sections 5(a) or 6(d) of this Agreement, as the case may be, of an amount equal to the Option Excess Price. If the Option Excess Price is zero or a negative number, all outstanding stock options granted to the Management Stockholder under the Option Plan or otherwise, whether or not then exercisable, shall be automatically terminated upon the repurchase of Stock as provided in Sections 5(a), 6(b) or 6(c). With respect to each Option, the Option Excess Price is the excess, if any, of the Section 5(a) Repurchase Price or the Section 6(c) Repurchase Price, depending on which Repurchase Price is being used to repurchase the remainder of the Stock, over the Option Exercise Price (as defined in the Non-Qualified Option Agreement), multiplied by the number of Exercisable Option Shares thereunder. For purposes hereof, "Exercisable Option Shares" shall mean the shares of Common Stock which, at the time of determination of the Option Excess Price could be purchased by the Management Stockholder upon exercise of his or her outstanding options. The Company will use its reasonable best efforts to cause a Registration Statement on Form S-8 covering shares of Issued Stock contemplated hereby to be filed within six months of the date hereof.

            9. The Company's Representations and Warranties.

            (a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Issued Stock, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

            (b) The Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 9(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 9(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

            10. "Piggyback" Registration Rights.

            (a) Effective upon the date of this Agreement, until the later of
(i) the first occurrence of a Qualified Public Offering (as defined in Section 7(i) above) or (ii) the fifth anniversary of the Base Date, the Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement dated as of May 19, among the Company (as successor by Merger to Newco), KKR 1996 Fund L.P., NXS Associates, L.P. KKR Partners II, L.P. and NXS I, L.L.C. (the "Registration Rights Agreement") and, in the case of a Qualified Public Offering and subject to the limitations set forth in this Section 10, shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Management Stockholder were an original party (other than the Company) thereto; provided, however, that the Management Stockholder shall not have any rights to request registration under Section 3 of the Registration Rights Agreement; and provided further, that the Management Stockholder shall not be bound by any amendments to the Registration Rights Agreement unless the Management Stockholder consents thereto. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Management Stockholder's rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this
Section 10. All Stock purchased or held by the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust pursuant to this Agreement shall be deemed to be Registrable Securities as defined in the Registration Rights Agreement.

            (b) The Company will promptly notify the Management Stockholder in writing (a "Notice") of any proposed registration (a "Proposed Registration") in connection with a Qualified Public Offering. If within 15 days of the receipt by the Management Stockholder of such Notice, the Company receives from the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust a written request (a "Request") to register shares of Stock held by the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the Management Stockholder, the Management Stockholder's Estate or the Management Stockholder's Trust, as the case may be, may be submitted for all Registrable Securities held by the Management Stockholder, the Management Stockholder's Estate and the Management Stockholder's Trust.

            (c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder (which for purposes of this subparagraph (c) shall include shares held by the Management Stockholder's Estate or a Management Stockholder's Trust), including all shares of Stock which the Management Stockholder is then entitled to acquire under an unexercised Option to the extent then exercisable or (ii) the maximum number of shares of Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Management Stockholders) as more fully described in subsection (d) of this Section 10 or
(iii) the maximum number of shares which the Management Stockholder (pro rata based upon the aggregate number of shares of Common Stock the Management Stockholder and all Other Management Stockholders have requested be registered) and all Other Management Stockholders are permitted to register under the Registration Rights Agreement.

            (d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Qualified Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the "Holders" (as defined in the Registration Rights Agreement), including, without limitation, the Management Stockholder and Other Management Stockholders have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

            (e) Upon delivering a Request the Management Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 10 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder's behalf with respect to the matters specified therein.

            (f) The Management Stockholder agrees that he or she will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 10.

            11. Pro Rata Repurchases.

            Notwithstanding anything to the contrary contained in Sections 5, 6 or 7, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and the Other Management Stockholders' Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock and the number of Options each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in an Event (the "Maximum Repurchase Amount"). The provisions of Section 5(d) and 6(f) shall apply in their entirety to payments and repurchases with respect to Options and shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11. Until all of such Stock and Options are purchased and paid for by the Company, the Management Stockholder and the Other Management Stockholders whose Stock and Options are not purchased in accordance with this Section 11 shall have priority, on a pro rata basis, over other purchases of Common Stock and Options by the Company pursuant to this Agreement and Other Management Stockholders' Agreements.

            12. Rights to Negotiate Repurchase Price.

            Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or the Company has the right to pay, or the Management Stockholder has the right to receive, the Option Excess Price under the terms of this Agreement.

            13. Covenant Regarding 83(b) Election.

            Except as the Company may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock, including without limitation, the Stock to be acquired pursuant to
Section 1 and the Stock to be acquired upon each exercise of the Management Stockholder's Non-Qualified Options; and Management Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of election the Management Stockholder files within 30 days after the date hereof, and within 30 days after each exercise of Management Stockholder's Non-Qualified Options and with evidence that each such election has been filed in a timely manner. The Company agrees that, for purposes of its reporting and withholding in connection with the election provided for in the preceding sentence, the Management Stockholder will not be deemed to have realized any compensation income with respect to any shares of Retained Stock.

            14. Notice of Change of Beneficiary.

            Immediately prior to any transfer of Stock to a Management Stockholder's Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder's Trust and with the identity of the beneficiaries of the Management Stockholder's Trust. The Management Stockholder shall notify the Company immediately prior to any change in the identity of any beneficiary of the Management Stockholder's Trust.

            15. Expiration of Certain Provisions.

            The provisions contained in Sections 4, 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 4, 5 and 6, shall terminate and be of no further force or effect with respect to any shares of Stock sold by the Management Stockholder (i) pursuant to an effective registration statement filed by the Company pursuant to Section 10 hereof or (ii) pursuant to the terms of the Sale Participation Agreement of even date herewith, among the Management Stockholder, and KKR 1996 Fund L.P., NXS Associates, L.P. and KKR Partners II, L.P.

            The provisions contained in Sections 2(e), 3, 4, 5, 6 and 13 of this Agreement, and the portion of any other provisions of this Agreement which incorporate the provisions of such Sections, shall terminate and be of no further force or effect upon (i) the sale of all or substantially all of the assets of the Company to a person or group that is not an affiliate of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), (ii) an acquisition of voting stock of the Company resulting in more than 50% of the voting stock of the Company being held by a person or group that does not include KKR or any of its affiliates or (iii) the consummation of a merger, reorganization, business combination or liquidation of the Company, but only if such merger, reorganization, business combination or liquidation results in the Partnership or NXS Associates, L.P., or any affiliate or affiliates thereof, together no longer having the power (A) to elect a majority of the Board of Directors of the Company or such other corporation which succeeds to the Company's rights and obligations pursuant to such merger, reorganization, business combination or liquidation, or (B) if the resulting entity of such merger, reorganization, business combination or liquidation is not a corporation, to select the general partner(s) or other persons or entities controlling the operations and business of the resulting entity. Such provisions and the portion of any other provisions of this Agreement which incorporate such provisions shall also terminate and be of no further force and effect if the Management Stockholder's employment is terminated and the Company has not given a Call Notice within 75 days from the date of the applicable Call Event (i) with respect to all the Stock of a Management Stockholder if the Management Stockholder's employment has been terminated as a result of termination by the Management Stockholder with Good Reason or by the Company without Cause, and (ii) with respect to only the Initial Stock of a Management Stockholder if the Management Stockholder's employment has been terminated for any other reason.

            16. Recapitalizations, etc.

            The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

            17. Management Stockholder's Employment by the Company.

            Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder's employment or continued employment by the Company or any subsidiary of the Company.

            18. State Securities Laws.

            The Company hereby agrees to use its best efforts to comply with all state securities or "blue sky" laws which might be applicable to the sale of the Stock and the issuance of the Options to the Management Stockholder.

            19. Binding Effect.

            The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

            20. Amendment.

            This Agreement may be amended only by a written instrument signed by the Parties hereto.

            21. Closing.

            Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock and the payment of the Option Excess Price, if any, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder or to cause the payment of the Option Excess Price, if any.

            22. Applicable Law.

            The laws of the state of Delaware (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against the Management Stockholder, with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, as the Company may elect in its sole discretion, and the Management Stockholder hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. By the execution and delivery of this Agreement, the Management Stockholder appoints The Corporation Trust Company, at its office in New York, New York or Wilmington, Delaware (or if the Company reincorporates in another state, an office in that state), as the case may be, as his agent upon which process may be served in any such suit, action or proceeding. Service of process upon such agent, together with notice of such service given to the

Management Stockholder in the manner provided in Section 25 hereof, shall be deemed in every respect effective service of process upon him in any suit, action or proceeding. Nothing herein shall in any way be deemed to limit the ability of the Company to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Management Stockholder, in such other jurisdictions and in such manner, as may be permitted by applicable law. The Management Stockholder hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware (or if the Company reincorporates in another state, in that state) or New York, and the Management Stockholder hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Party hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

            23. Assignability of Certain Rights by the Company.

            The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that the Company shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it.

            24. Miscellaneous.

            In this Agreement (i) all references to "dollars" or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

            25. Notices.

            All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery or telecopy, to the Party to whom it is directed:

            (a)   If to the Company, to it at the following address:

                  c/o Kohlberg Kravis Roberts & Co.
                  2800 Sand Hill Road
                  Suite 200
                  Menlo Park, California  94025

                  Attn:  Michael Michelson

            with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017-3909

                  Attn:  Charles I. Cogut, Esq.

            (b) If to the Management Stockholder, to him at the address set forth below under his signature;

                  or at such other address as either party shall have specified by notice in writing to the other.

            26. Covenant Not to Compete; Confidential Information.

            (a) In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the Base Date, for so long as the Management Stockholder is employed by the Company or one of its subsidiaries and for a period of one year thereafter (the "Noncompete Period"), the Management Stockholder shall not, directly or indirectly, engage in the production, sale or distribution of any product produced, sold, distributed or which is in development by the Company or its subsidiaries on the date hereof or during the Noncompete Period anywhere in the world in which the Company or its subsidiaries is doing business other than through the Management Stockholder's employment with the Company or any of its subsidiaries. In the event that the Management Stockholder's employment is terminated by the Management Stockholder for Good Reason or by the Company without Cause, then the Company shall pay the Management Stockholder an amount equal to 50% of such Management Stockholder's base salary on the date of the termination of the Management Stockholder's employment. At the Company's option, the Noncompete Period may be extended for an additional one year period if (i) within nine months of the termination of the Management Stockholder's employment, the Company gives the Management Stockholder notice of such extension and (ii) beginning with the first anniversary of such termination, the Company pays the Management Stockholder an amount equal to 50% of the Management Stockholder's base salary on the date of the termination of his employment. Each amount referred to in the preceding two sentences shall be paid in installments in a manner consistent with the then current salary payment policies of the Company; provided that if at any time the Company elects, in its sole discretion, to waive further compliance by the Management Stockholder with the requirements of this Section 26(a) (upon the Management Stockholder securing alternate employment or otherwise), then the Company shall be relieved of its obligation to pay the unpaid balance, if any, of such amounts which is then owing to the Management Stockholder. For purposes of this Agreement, the phrase "directly or indirectly engage in" shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer of otherwise, and shall include any direct or indirect participation in such enterprise as a consultant, licensor of technology or otherwise.

            (b) The Management Stockholder will not disclose or use at any time any Confidential Information (as defined below) of which the Management Stockholder is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Management Stockholder's performance of duties, if any, assigned to the Management Stockholder by the Company. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or its subsidiaries in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods, (viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers and clients and customer or client lists, (x) other copyrightable works, (xi) all technology and trade secrets, and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Management Stockholder proposes to disclose or use such information. The Management Stockholder acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Management Stockholder while employed by the Company or its subsidiaries belong to the Company. The Management Stockholder will perform all actions reasonably requested by the Company (whether during or after the Noncompete Period) to establish and confirm such ownership at the Company's expense (including without limitation assignments, consents, powers of attorney and other instruments). If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of confidential information.

            (c) Notwithstanding clauses (a) and (b) above, if at any time a court holds that the restrictions stated in such clauses (a) and (b) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder's services are unique and because the Management Stockholder has had access to

Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                          AMPHENOL CORPORATION


                                          By: /s/ Edward C. Wetmore

                                          ---------------------------------
                                          Name: Edward C. Wetmore

                                          Title: Secretary and General Counsel

                                          /s/ Martin Loeffler

                                          ------------------------------------

                                          Martin Loeffler

                                           ------------------------------------

                                                        Management Stockholder

                                           58 N. Star Drive



                                          Southington, CT 05489



                                               Address of Management Stockholder

                                                                      SCHEDULE I

Targeted Retained Number:           94,849

Actual Retained Number:             94,849

Number of Shares of Retained Stock: 94,849

Number of Shares of Purchase Stock: 0

            Issued Stock:           0

            Market Stock:           0

Aggregate Purchase Price:           0

                                                                      EXHIBIT A

                 Form of Non-Qualified Stock Option Agreement